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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-85334) of Polyphase Corporation and in the related Prospectus and in the Registration Statements (Form S-8 No. 333-03333, No. 33-82008, No. 33-75860 and No. 33-72458) pertaining to the 1994 Stock Option Plan and various stock option agreements of our report dated December 15, 1996 except for Notes 3, 9, 10, 13 and 14 as to which the date is June 9, 1997, with respect to the consolidated financial statements and schedules of Polyphase Corporation included in this Annual Report (Form 10-K) for the year ended
September 30, 1996.

                                                       /s/ ERNST & YOUNG LLP
                                                       ---------------------
                                                       ERNST & YOUNG LLP

Dallas, Texas
June 9, 1997